EX - 99.1

The Medicines Company 8 Sylvan Way Parsippany, NJ 07054

Contacts:

Media
Meg Langan
Vice President
(973) 290-6319
margaret.langan@themedco.com

Investor Relations
Krishna Gorti, M.D.
Vice President, Investor Relations
(973) 290-6122
krishna.gorti@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Announces Closing of Divestiture of Infectious Disease Business Unit to Melinta Therapeutics
PARSIPPANY, N.J. – January 8, 2018 – The Medicines Company (NASDAQ: MDCO) today announced the closing of the sale of its infectious disease business unit to Melinta Therapeutics, Inc. (NASDAQ: MLNT) for consideration consisting of $215 million of guaranteed cash, approximately 3.3 million shares of Melinta common stock, tiered royalty payments of 5% to 25% on worldwide net sales of Vabomere™, Orbactiv® and Minocin® IV, and the assumption by Melinta of all royalty, milestone and other payment obligations relating to those products.
“The sale of our infectious disease business to Melinta Therapeutics successfully completes a crucial step in the Company’s strategic evolution, which we initially outlined in late 2015,” said Clive Meanwell, M.D., Ph.D., Chief Executive Officer of The Medicines Company. “The transaction positions the Company to complete the implementation of our previously-announced restructuring and apply our resources to the aggressive development of inclisiran, a first-in-class drug for lowering bad cholesterol (LDL-C). We will now focus on this potentially transformational new treatment option, expecting to make it broadly available to the millions of at-risk, often non-adherent, patients worldwide who carry the potentially deadly and costly risk of high LDL-C. The transaction significantly strengthens the Company’s financial position, substantially reduces our cost structure and provides cash and liquidity which we believe will allow us to advance inclisiran through the anticipated completion of the ongoing Phase III development program and clinical data readout in the second half of 2019, and also fund associated manufacturing development as well as the recruitment with initial follow-up of our cardiovascular outcomes trial, without

The Medicines Company

the need to sell equity in the Company. Furthermore, the transaction provides the opportunity to generate significant additional value through a robust royalty structure on future sales of our divested ID products and the ownership of a substantial equity stake in Melinta. That continuing interest reflects our enormous confidence in Melinta and its management team and employees. We are delighted that many of our former infectious disease colleagues have joined Melinta and now have the opportunity to solidify its position as the world’s leading, pure-play antibiotics company.”
The Company expects to provide additional details regarding its cash position and plans as part of its fourth quarter and full year 2017 financial results.

About The Medicines Company
The Medicines Company is a biopharmaceutical company driven by an overriding purpose – to save lives, alleviate suffering and contribute to the economics of healthcare. The Company’s mission is to create transformational solutions to address the most pressing healthcare needs facing patients, physicians and providers in cardiovascular care. The Company is headquartered in Parsippany, New Jersey.
Forward-Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" "expects" and “potential” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the ability of the Company to successfully achieve the expense reduction expected to result from the transaction and restructuring; the commercial success of the infectious disease assets acquired by Melinta; the ability of the Company to effectively develop inclisiran; and such other factors as are set forth in the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.